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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934


                                February 15, 2000
                        (Date of Earliest Event Reported)


                         MORGAN STANLEY AIRCRAFT FINANCE

           (Exact Name of Registrant as Specified in Trust Agreement)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

         333-56575                                      13-3375162
         (Commission File                               (IRS Employer
         Number)                                        Identification No.)


                         Morgan Stanley Aircraft Finance
                          c/o Wilmington Trust Company
                            1100 North Market Street
                               Rodney Square North
                         Wilmington, Delaware 19890-1000
                    Attention: Corporate Trust Administration
                                 (302) 651-1000


             (Address and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Office)






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ITEM 5.  OTHER EVENTS

     As previously reported, Morgan Stanley Aircraft Finance ("MSAF") intends to commence a securitization of 29 aircraft previously purchased by affiliates of Morgan Stanley Dean Witter & Co. ("MSDW"). Simultaneously with the securitization, MSAF also intends to refinance its currently outstanding subclass A-1 notes.

     In connection with the securitization and refinancing, MSAF plans to issue five subclasses of notes (the "NEW NOTES"). The New Notes will be offered to qualified institutional buyers in the United States under Rule 144A and outside the United States under Regulation S. Under the indenture under which MSAF's outstanding notes issued on March 3, 1998 (the "1998 NOTES") were issued (the "INDENTURE"), MSAF may only issue New Notes if it receives confirmation from the rating agencies that the issuance of New Notes will not result in the lowering or withdrawal by them of their current ratings of any subclass of 1998 Notes.

     The information contained in the various exhibits to this report reflects only a preliminary structure for the New Notes and is provided to noteholders solely as an indication of MSAF's current intentions. Noteholders should note that it is possible that MSAF may not consummate the securitization or refinancing and that if it does, the New Notes and the revised assumptions may differ significantly from what MSAF currently intends. If MSAF revises the relevant information significantly, it intends to issue another report containing the revised information. In any event, upon consummation of the securitization and refinancing, MSAF intends to issue a report containing the relevant information in definitive form.

     Upon consummation of the securitization and refinancing, MSAF will acquire the 29 additional aircraft. MSAF's enlarged portfolio, including the 29 additional aircraft and related leases, will support its obligations under both the 1998 Notes and the New Notes. In connection with the securitization MSAF has obtained new appraisals as of November 30, 1999 for each aircraft in the enlarged portfolio. With immediate effect, MSAF will use the relevant new appraisals to calculate the "Adjusted Base Value" of each of the 32 aircraft and one spare engine that it currently owns for all purposes under the Indenture, regardless of whether it consummates the securitization. Attached as Exhibit 1 is a description of MSAF's enlarged portfolio, assuming that it acquires the 29 additional aircraft and containing the new appraisals.

     In connection with the securitization and refinancing, MSAF has revised its assumptions about its performance in future years. Attached as Exhibit 2 are the new assumptions, based upon the enlarged MSAF portfolio. Based on the new assumptions, the tables showing possible future revenue scenarios or stresses that MSAF previously disclosed for the 1998 Notes would also change. Attached as
Exhibit 3 are new stress tables for the 1998 Notes (other than the subclass A-1 notes, which are assumed to be refinanced). Also under the new assumptions and with the enlarged portfolio, MSAF's assumed monthly lease rentals and assumed portfolio values would change. These are attached as Exhibits 4 and 5, respectively. The new assumptions and stress tables do not affect the payment terms of the 1998 Notes, but merely represent a revised illustration of the effects

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of factors that are likely to significantly affect MSAF's performance in future years.

     Upon consummation of the securitization and refinancing, in accordance with
Section 3.11 of the Indenture, each of the Class Percentages (as defined in the Indenture) for MSAF's class A notes and class B notes and each of the Target Principal Balances (as defined in the Indenture) for MSAF's class C notes and class D notes shall be adjusted to take into account the acquisition of the 29 additional aircraft, as determined by MSAF's controlling trustees. Attached as Exhibits 6, 7, 8, and 9, respectively, are the resulting Class A Class Percentages, Class B Class Percentages, Class C Target Principal Balances and Class D Target Principal Balances, assuming that the securitization and refinancing are consummated under the current preliminary structure for the New Notes.

     In accordance with Section 3.11 of the Indenture, no Pool Factor or Extended Pool Factor (as defined in the Indenture) for any subclass of the 1998 Notes may be adjusted. Attached as Exhibits 10 and 11, respectively, are the Pool Factors and Extended Pool Factors for all of MSAF's notes (including the New Notes), assuming that the securitization and refinancing are consummated under the current preliminary structure for the New Notes.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                MORGAN STANLEY AIRCRAFT FINANCE


Date:    February 15, 2000                      By:    /s/ Scott Peterson
                                                    --------------------------
                                                       Signatory Trustee





                                  EXHIBIT INDEX

Exhibit 1                  MSAF's Portfolio
Exhibit 2                  MSAF's Performance Assumptions
Exhibit 3                  Stress Tables
Exhibit 4                  Monthly Lease Rentals
Exhibit 5                  Assumed Portfolio Values
Exhibit 6                  Class A Class Percentages
Exhibit 7                  Class B Class Percentages
Exhibit 8                  Class C Target Principal Balances
Exhibit 9                  Class D Target Principal Balances
Exhibit 10                 Pool Factors
Exhibit 11                 Extended Pool Factors

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